UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

March 27, 2008

Date of report (Date of earliest event reported)

IPtimize, Inc.

(Exact name of Registrant as specified in Charter)

Delaware	000-52830	84-1471798
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

2135 South Cherry Street, Suite 200, Denver, CO 80222

(Address of principal executive office, including zip code)

(303) -268-3600

(Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On February 1, 2008 we entered into a Master Service Agreement (the “MSA”) with Allen’s TV Cable Service, Inc., a Louisiana corporation engaged in providing cable television, Data Transport, broadband internet access and other Telecommunication services to residential, commercial and industrial subscribers located in Tier II cities (approximately 100,000 or fewer households) in South/Central Louisiana including New Orleans, Lafayette, Morgan City and Baton Rouge (“Allen’s”). Pursuant to the MSA, which became effective on March 26, 2008, we became the exclusive wholesale digital Voice over Internet Protocol (VoIP) provider of broadband voice and data service to Allen’s subscribers for a term of one year, subject to a single 12 month extension terminable on 90 days prior written notice. The MSA enables Allen’s to offer “Triple Play” bundled services (i.e., voice, date and video) to its subscribers on our standard rates and terms, using our VoIP product. The MSA is material in that it represents our first agreement with a cable television system customer.

Section 8. Other Events

Item 8.01	Other Events

On March 26, 2008, we issued a press release announcing an agreement with Allen’s TV Cable Service, Inc. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.21	Agreement with Allen’s TV Cable Service, Inc. dated March 25, 2008

99.1	Press Release dated March 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPTIMIZE, INC.

Date: March 31, 2008	/s/ Ron Pitcock
By: Ron Pitcock, Chief
Executive Officer